As filed with the Securities and Exchange Commission on February 3, 1998; Registration No. 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            TMCI ELECTRONICS, INC.
            (Exact name of registrant as specified in its charter)

              Delaware
   (State or other jurisdiction of
   incorporation or organization)

             77-0413814
          (I.R.S. Employer
         Identification No.)


                               1875 Dobbin Drive
                          San Jose, California 95133
                                (408) 272-5700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                            TMCI ELECTRONICS, INC.
                      1995 STOCK OPTION PLAN, AS AMENDED
                           (Full Title of the Plan)




            ROLANDO LOERA
  President/Chief Executive Officer
      TMCI Electronics, Inc.
        1875 Dobbin Drive
    San Jose, California 95133
        (408) 272-5700
(Name, address, including zip code, and
telephone number,including area code, of agent for service)


Copy to:
       THOMAS F. CHAFFIN, ESQ.
  Rosenblum, Parish & Isaacs, P.C.
160 W. Santa Clara Street, Suite 1500
     San Jose, California 95113
          (408) 280-2800






                        CALCULATION OF REGISTRATION FEE

Title of Each Class    Amount to be    Proposed Maximum      Proposed Maximum       Amount of
of Securities to be     Registered     Offering Price Per   Aggregate Offering  Registration Fee
    Registered                             Share (1)            Price (1)
------------------    -------------    ------------------   -----------------   ----------------
   Common Stock          500,000s            4.875              2,437,500            $737.50
------------------    -------------    ------------------   -----------------   ----------------
  Stock Options          500,000              0.01                5000                $1.48
==================    =============    ==================   =================   ================

      (1)  Estimated   pursuant  to  Rule  457(c)  solely  for  the  purpose  of
      calculating  the  filing  fee,  based on the  average  of the high and low prices for the Company's  Common Stock as reported on the NASDAQ  SmallCap
      Market on January 22, 1998.


Part II.

FORWARD LOOKING STATEMENTS. Certain statements made in documents incorporated by reference herein relating to the plans, objectives, and economic performance of the TMCI Electronics, Inc. (the "Company") go beyond historical information and may provide an indication of future results. To that extent, they are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and each is subject to factors that could cause the actual results to differ from those in the forward looking statement. Such factors are described in the documents filed by the Company with the Securities and Exchange Commission from time to time and are herein incorporated by reference.

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents are incorporated herein by reference (a) the Registrant's form 10-KSB for the fiscal year ended December 31, 1996 filed on March 31, 1997, (b) all other reports filed pursuant to Section 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended, up to the date of the filing of this registration statement; and (c) the form 8-A filed with the Securities and Exchange Commission on January 11, 1996. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and shall be a part of this registration statement from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the Bylaws of TMCI Electronics, Inc., a Delaware Corporation (the "Company") both contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

      The provision limiting the liability of a director for breach of a fiduciary duty by a director eliminates such liability to the Company and its shareholders to the maximum extent permissible by Delaware law. This limitation does not limit or eliminate the liability of a director:

                (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;

                (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

                (iii) for certain unlawful dividend payments, stock purchases or stock redemptions as more fully described in Section 174 of the Delaware General Corporation Law; or

                (iv) for any transaction from which the director derived an improper personal benefit.

      The indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. The increased risk of litigation combined with the possibility that the Company's insurance policy may not cover specific acts or omissions, serves as a deterrent to qualified personnel serving on the Board of Directors. The Company believes that the added protection against personal liability provided by the limitation on personal liability in its articles of incorporation and bylaws will help it retain its current directors and attract new directors in the future.

      The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions) to the maximum extent permitted by law.

      Delaware law requires that the person to be indemnified "acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reason to believe the conduct of the person was unlawful." In addition, because the Company is located in San Jose, California, the Company may be a California pseudo foreign corporation under Section 2115 of the California General Corporation Law based on certain criteria set forth therein. If, in fact, at the time of any action for which indemnification is sought, the Company is a California pseudo foreign corporation, the standards set forth under the California General Corporation Law would be applicable. Currently, the standards for indemnification are the same under the California and Delaware laws. No assurance can be given that they will remain the same.

      The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders' derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and, therefore, is unenforceable.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

ITEM 8.     EXHIBITS.

Exhibit Number    Description

                  4.0   TMCI Electronics, Inc. 1995 Stock Option Plan
                  4.1 Amendment Number 1 to TMCI Electronics, Inc. 1995 Stock Option Plan
                  5 Opinion of Rosenblum, Parish & Isaacs, PC re Legality 23(a) Consent of Moore Stephens PC
                  23(b) Consent of Rosenblum,  Parish & Isaacs,  PC (included in
                        Exhibit 5) 24 Power of Attorney (included on Page 4)


ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Act") each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The  undersigned   registrant   hereby  undertakes  that,  for purposes of
determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities   and  Exchange   Commission such indemnification  is against  public
policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   * * * * *

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 28, 1998.

                                    TMCI ELECTRONICS, INC.



                            By _______________________________________________
                               Rolando Loera, President/Chief Executive Officer

                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Rolando Loera and Robert Loera, jointly and severally, his attorney-in-fact, each with the power of substitution for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                       Date



/s/ Rolando Loera            President and                    February 3, 1998
---------------------------- Chairman of the Board of Directors
Rolando Loera                (Principal Executive Officer)





/s/ Charles E. Shaw           Vice President, Chief Financial  February 3, 1998
----------------------------- Officer, and Director
Charles E. Shaw               (Principal Financial Officer)


/s/Robert Loera               Controller, Secretary, and       February 3, 1998
----------------------------- Director
Robert Loera                  (Principal Accounting Officer)


/s/ Dominic Polemini          Director                         February 3, 1998
-----------------------------
Dominic Polemini



/s/ Thomas F. Chaffin         Assistant Secretary and          February 3, 1998
----------------------------- Director
Thomas F. Chaffin


/s/  Boris Lipkin             Director                         February 3, 1998
-----------------------------
Boris Lipkin.


/s/  Robert C. Fink           Director                         February 3, 1998
-----------------------------
Robert C. Fink

                                 EXHIBIT INDEX

Exhibit Number         Description

      4.0         TMCI Electronics, Inc. 1995 Stock Option Plan
      4.1         Amendment to TMCI Electronics 1995 Stock Option Plan
      5           Opinion of Rosenblum,  Parish & Isaacs, PC re Legality
      23(a)       Consent of Moore Stephens PC
      23(b)       Consent of Rosenblum,  Parish & Isaacs,  PC (included in
                  Exhibit 5).
      24          Power of Attorney (included on Page 4).

                                                                     Exhibit 4.0
                             TMCI ELECTRONICS, INC.
                             1995 STOCK OPTION PLAN



SECTION 1. Purpose. The purpose of the TMCI Electronics, Inc. 1995 Stock Option Plan is to advance the interests of TMCI Electronics, Inc.(the "Company") by enabling officers, employees and consultants of the Company and its Affiliates to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company.

SECTION 2. Definitions. For purposes of the Plan, the following terms are defined as set forth below:

      a. "Affiliate" means a corporation or other entity controlled directly, or indirectly through one or more intermediaries, by the Company and designated by the Committee as such.

      b. "Award" means an award granted to a Participant in the form of a Stock Appreciation Right, Stock Option, or Restricted Stock, or any combination of the foregoing.

      c. "Board" means the Board of Directors of the Company.

      d. "Cause" shall have the meaning set forth in Section 8.

      e. "Change" in Control" in Control"  shall have a the meaning set forth in
Section 11.

      f. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      g. "Commission" means the Securities and Exchange Commission or any successor agency.

      h. "Committee" means the Committee referred to in Section 5.

      i. "Common Stock" means common stock, $.01 per share par value, of the Company.

      j. "Company" means TMCI Electronics, Inc., a Delaware corporation.

      k. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      l. "Disinterested Person" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, except as permitted by Rule 16b- 3(b)(2), as promulgated by the Commission under the Exchange Act, or as such term is defined under any successor rule adopted by the Commission.

      m. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      n. "Fair Market Value" means the average, as of any given date, between the highest and lowest reported closing bid and asked prices of the Stock on NASDAQ or the closing sale price as of any given date if the Stock is listed on a national securities exchange or the NASDAQ National Market System. If there is no regular public trading-market for such Stock under circumstances specified above, the Fair Market Value of the Stock shall be determined by the committee in good faith.

      o. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      p. "Non-qualified Stock Option" means any stock Option that is not an Incentive Stock Option.

      q. "Normal Retirement" means retirement from active employment with the Company or an Affiliate at or after age 65 or at such other age as may be specified by the Committee.

      r. "Participant" means an employee or consultant of the Company or of an Affiliate to whom as Award has been granted which has not terminated, expired or been fully exercised.

      s. "Plan" means the TMCI Electronics, Inc. 1995 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

      t. "Restricted Period" means the period of time, which may be a single period or multiple periods, during which Restricted Stock awarded to a Participant remains subject to the restrictions imposed on such Stock, as determined by the Committee.

      u. "Restrictions" means the restrictions and conditions imposed on Restricted Stock awarded to a Participant, as determined by the Committee, which must be satisfied in order for the Restricted Stock to vest, in whole or in part, in the Participant.

      v. "Restricted Stock" means an Award of Stock on which are imposed Restriction Period(s) and Restrictions whereby the Participant's rights to full enjoyment of the Stock are conditioned upon the future performance of substantial services by any individual or are otherwise subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, as amended.

      w. "Restricted Stock Agreement" means a written agreement between a Participant and the Company evidencing as award of Restricted Stock.

      x. "Restricted Stock Award Date" means the date on which the committee awarded Restricted Shares to the Participant.

      y. "Retirement" means Normal Retirement or early retirement if a defined benefit or 401(k) retirement plan of the Company provides for same.

      z. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission granted under Section 16(b) of the Exchange Act, as amended from time to time.

aa.      "Stock" means the Common Stock.

bb.       "Stock Appreciation Right" means a right granted under Section 9.

cc.      "Stock Option" or "Option" means an option granted under Section 8.

dd.      Termination of Employment" means the termination of the Participant's employment with the Company and any Affiliated. A Participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or another Affiliate.

       In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


 SECTION 3. Effective Date.

       The effective date of the Plan shall be the date upon which the Plan is approved by the stockholders of the Company.

SECTION 4.  Stock Subject to Plan.

       The total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 500,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      If any shares of Stock that have been Optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to any Award are forfeited or if any Award otherwise terminates without a distribution being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with Awards under the Plan. In addition, any stock purchased by a Participant upon exercise of an Option under the Plan which is subsequently repurchased by the Company pursuant to the terms of such Option may again be the subject of an Option under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization (including but not limited to the issuance of Stock or any securities convertible into Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and Option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 5.  Administration.

      The Plan shall be administered by the Stock Award Committee ("Committee") of the Board or such other committee of the Board, composed of not less than two directors both of whom shall be Disinterested Persons unless otherwise determined by the Board. Each member of the Committee shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in place, the functions of the Committee specified in the Plan shall be exercised by the Board.

      The Committee shall have plenary authority to grant Awards to officers, employees, and consultants of the Company or an Affiliate.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      (a) to select the officers, employees and consultants to whom Awards may from time to time be granted;

      (b) to determine whether and to what extent Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Restricted Stock, or any combination thereof are to be granted hereunder;

      (c) to determine the number of shares to Stock to be covered by each Award granted hereunder;

      (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option price, any vesting restrictions or limitation, any repurchase rights in favor of the Company and any vesting acceleration of forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

      (e) to adjust the terms and conditions, at any time or from time to time, of any Award, including with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

      (f) to determine under what circumstances an Award may be settled in cash or Stock:

      (g)   if appropriate, to determine Fair Market Value; and

      (h) to substitute new Stock Options for Previously granted Stock Options, including previously granted Stock Options having higher Option prices.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

SECTION 6.  Eligibility.

      Officers, employees and consultants of the Company and its Affiliates (but excluding members of the Committee who are Disinterested Persons) who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Award under the Plan shall not be eligible to receive an Award under the Plan for the duration of the waiver.

SECTION 7.  Duration of the Plan.

      The Plan shall terminate ten (10) years from the effective date specified in Section 3 of the Plan, unless terminated earlier pursuant to Section 12 hereto, and no Options may be granted thereafter.

SECTION 8.  Stock Options.

      Stock options granted under the Plan may be of two types: Incentive Stock options and Non-qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-qualified Stock Option.

      Stock Options shall be evidenced by Option agreements, the terms and provisions of which may differ. An Option agreement shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Option agreement. The Company shall notify a Participant of any grant of a Stock Option, and a written Option agreement or agreements shall be duly executed and delivered by the Company to the Participant, which among other things, will make appropriate arrangements with respect to the Company's tax withholding obligations. Such agreement or agreements shall become effective upon execution by the participant.

      Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

      (a) Option Price. The Option price per share of Stock purchasable under an Option shall be determined by the Committee and set forth in the Option agreement, and shall not be less than the Fair Market Value of the Stock subject to the Option on the date of grant in the case of Incentive Stock Options and not less than 50% of the Fair Market Value of the Stock subject to the Option on the date of grant in the case of Non-qualified Stock Options.


      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date of grant; and no Non-qualified Stock Option shall be exercisable more than 10 years and one day after the date the Stock Option is granted.


      (c) Exercisability. Subject to Section 12, Stock Options shall otherwise be exercisable at such time or times and subject to such terms and conditions as shall be determined by the committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installments exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

       (d) Methods of Exercise. Subject to the provisions of this Section 8, Stock Options may be exercised, in whole or in part, at any time during the Option period by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.


       Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee of the same class as the Stock subject to the Stock Option provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock of the same class as the Stock subject to the Stock option shall be authorized only at the time the Stock Option is granted.

      An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, and has paid in full for such shares. In the discretion of the Committee, payment for any Stock subject to an option may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of previously owned Stock exchanged in full or partial payment for the shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such shares on the date of the exercise of such Option.

       (e) Non-transferability of Options Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred by will or the laws of descent and distribution.

       (f) Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year and one day (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.


       (g) Termination by Reason of Disability. If any optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of one year and one day (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year and one day period (or such shorter period ending upon the expiration of the stated term of the Stock Option), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of the such one year and one day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year and one day from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
  Section 422 of the Code, such Stock Option will thereafter be treated as a Non-qualified Stock Option.

            (h) Other Termination. Unless otherwise determined by the Committee and subject to the provisions of Section 11 of the Plan, if an optionee incurs a Termination of Employment for any reason other than death or Disability, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months and one day from the date of such Termination of Employment or the balance of such Stock Option' term if such Termination of Employment of the optionee is involuntary and without Cause. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall have the same meaning as that set forth in any employment or severance agreement, in effect between the Company and the Participant. Otherwise, it shall mean (1) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee's employment duties or (3) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

            (i) Cashing Out of Option. On receipt of written notice of exercise, the Committee may, in its sole discretion, elect to cash out all or part of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock that is the subject of the Option over the Option price times the number of shares of Stock subject to the option on the effective date of such cash out.


            Cash outs relating to Options held by optionees who are acturally or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash outs of Non-qualified Stock Options held by such optionees, the Committee may determine Fair Market Value with reference to the pricing provision of Section 9(b)(ii)(2).

SECTION 9.  Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

      A Stock Appreciation Right may be exercised by an optionee in accordance with Section 9(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 9(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

      (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 8 and this Section 9; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

      (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right, in its sole discretion, to determine the form of payment.

      In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are acturally or potentially subject to Section 16(b) of the Exchange Act, the Committee:

            (1) may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16-b3; and

            (2) in the case of Stock Appreciation Rights relating to Non-qualified Stock Options, may provide that the amount to be paid upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Stock on NASDAQ, or on such national securities exchange upon which the Stock may be traded, on any day during such "window period".

      (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 8(e).

      (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of determining the number of shares of Stock available for issuance under the Plan in accordance with Section 5 of the Plan, but only to the extent of the number of shares resulting from dividing the value of the Stock Appreciation Right at the time of exercise by the Fair Market Value of one share of Stock determined in accordance with this Section 9.

SECTION 10.       Terms of Restricted Stock Awards.

      Subject to and consistent with the provisions of the Plan, with respect to each Award of Restricted Stock to a Participant, the Committee shall determine:

      (a) the terms and conditions of the Restricted Stock Agreement between the Company and the Participant evidencing the Award;

      (b)   the Restricted Period for all or a portion of the Award;

      (c) the Restrictions applicable to the Award, including but not limited to, continuous employment with the Company for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restricted Period and Restrictions may differ with respect to each Participant;

      (d) whether the Participant shall receive the dividends and other distributions paid with respect to an award of the Restricted Stock as declared and paid to the holders of Stock during the Restricted Period or shall be withheld by the Company for the account of the Participant until the Restricted Periods have expired or the Restrictions have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid;

      (e) the percentage of the Award which shall vest in the Participant in the event of death, Disability or Retirement prior to the expiration of the Restricted Period or the satisfaction of the Restrictions applicable to an award of Restricted Stock; and

      (f) notwithstanding the Restricted Period and the Restrictions imposed on the Restricted Shares, as set forth in a Restricted Stock Agreement, whether to shorten the Restriction the Restricted Period or waive any Restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

      Upon an award of Restricted Stock to a Participant, the stock certificate representing the Restricted Stock to a Participant, the stock certificate representing the Restricted Stock shall be issued and transferred to and in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall be entitled to vote the Stock. Such stock certificates shall be held in custody by the Company, together with stock powers executed by the Participant in favor of the Company, until the Restricted Period expires and the Restrictions imposed on the Restricted Stock are satisfied.

SECTION 11.       Change of Control.

      (a) Upon the occurrence of an event of "Change of Control", as defined below and subject to such additional conditions and restrictions as the Committee may determine at the time of the granting of the Award:

      (i) any and all outstanding Options shall become immediately exercisable;

      (ii) the Restricted Period and Restrictions imposed on the Restricted Stock shall lapse, and the Restricted Stock shall vest in the Participant to the extent determined by the Committee; and

      (iii) within ten business days after the occurrence of a Change of Control, the certificates representing the Restricted Stock so vested, without any restrictions or legend thereon, other than as required by law, shall be delivered to the Participant, and any dividends and distributions paid with respect to the Restricted Stock which were escrowed during the Restricted Period and the earnings thereon shall be paid to the Participant.

      (b) A "Change of Control" shall occur when, in addition to the occurrence of such other events as the Committee may determine at the time of the grant of the Award, one or more of the following events occurs:

      (i) any "Person" (which term, when used in this Section 11, shall mean two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the issuer or shall have such other meaning assigned to it in a successor provision to Section 13(d) of the Exchange Act) is or becomes without the approval of a majority of the Continuing Directors (as defined below) the "beneficial Owner" (which term, when used in this Section 11, shall include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power which includes the power to vote or to which includes the power to dispose or to direct the disposition of such security, or such other meaning assigned to it in a successor provision to Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more o the votes entitled to be cast by the holders of all then outstanding Shares of the Company; or

      (ii) the stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another corporation, or to sell, or otherwise dispose of, all or substantially all of the Company's property and assets, or to liquidate the Company or the business of the Company for which the participant's services are principally performed is disposed of by the Company pursuant to a sale of assets (including stock of a subsidiary of the Company), a merger or consolidation or otherwise; or

      (iii) the individuals who are Continuing Directors of the Company cease without the approval of a majority of the Continuing Directors for any reason to constitute at least a majority of the Board of the Company.

      The term "Continuing Director" means (i) any member of the Board who is a member of the Board on the effective date of the registration statement relating to the initial public offering of the Company's securities, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a two-thirds majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

SECTION 12.       Amendments and Termination.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an Award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

      The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

      Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

SECTION 13.       General Provisions.

      (a) Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

      (b) The Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.

      (c) No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

      (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

      (e) Agreements entered into by the Company and Participants relating to Awards under the Plan, in such form as may be approved by the Committee from time to time, to the extent consistent with or permitted by the Plan shall control with respect to the terms and conditions of the subject Award. If any provisions of the Plan or any agreement entered into pursuant to the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the subject agreement.

      (f) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                     Exhibit 4.1
                                AMENDMENT NO. 1

                                      TO

                            TMCI ELECTRONICS, INC.

                            1995 STOCK OPTION PLAN

Each Subsection below replaces in its entirety the subsection to which it corresponds in the 1995 Stock Option Plan

Section 8.  Stock Options.

      (a) Option Price. The option price shall be not less than 100% of the fair market value of the Stock at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant, except in the case of non-statutory stock options, in which case the option price shall be not less than 85% of the fair market value of the Stock at the time the option is granted. If the Participant, at the time the option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its Affiliates, the option price of incentive and non-statutory stock options shall be not less than 110% of the fair market value of the Stock at the time the option is granted. [The fair market value of the Stock shall be determined and the option price of the Stock set by the Committee and/or Board in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.]

      (b) Option Term. The Committee and/or Board may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive option granted to an Affiliate in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this Section 8 of this Plan. In addition, the Committee and/or Board may, upon notice given at any time subsequent to the date four and one-half years after the effective date of its grant, shorten the term of any individual outstanding non-statutory option so that such option terminates on a date not earlier than six (6) months after the date of such notice. The Committee and/or Board has the right in its sole and absolute discretion to so shorten the term of any individual outstanding option(s) it deems appropriate.

      (c) Exercisability. Subject to Section 12, each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones which dates may be advanced or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and during such period and for such number of Shares as shall be determined by the Committee. Even if an option becomes exercisable upon the achievement of certain performance milestones, it shall vest at a minimum rate of 20% per year, so long as the option or Shares underlying the Option are issued pursuant to a permit issued by the California Department of Corporations, and such minimum vesting is a requirement of issuance of such permit. If an option becomes exercisable upon the occurrence of certain events or achievements or certain performance milestones, such option may not be exercised unless the Committee shall determine and notify the Participant in writing that such events have occurred or that such performance milestones have been achieved.

      (g) Death or Disability of Participant. If prior to ten (10) years from the effective date the Participant shall die or become disabled (as defined in Code Section 22(e)(3)) while employed by the Company or one or more of its Affiliates or within sixty (60) days of termination of such employment, the Option may be exercised (to the extent that the Participant shall have been entitled to do so at the date of the Participant's death or disability or, if sooner, employment termination) by the Participant (or by the Participant's personal representatives, heirs, or legatees) at any time within one year after his or her death or disability, but not after ten (10) years from the effective date, at the expiration of which time the Option shall terminate and no longer be exercisable.

      If prior to ten (10) years from the effective date the Participant shall become disabled as defined under the Americans with Disabilities Act, but such disability is not a disability as defined in Code Section 22(e)(3), while employed by the Company or one or more of its Affiliates or within sixty (60) days after the termination of such employment, the Option may be exercised (to the extent that the Participant shall have been entitled to do so at the date of the Participant's disability) by the Participant at any time within six (6) months after his/her disability, but not after ten (10) years from the effective date, at the expiration of which time the Option shall terminate. The fact that the Company permits the Participant to exercise the Option subsequent to sixty
(60) days after the termination of such employment shall not give rise to any implication (or be admissible as evidence in any proceeding as an admission or evidence) that the Participant was disabled as defined by state law or th Americans with Disabilities Act, that the Participant was unable to perform the Participant's job functions, that the Participant's employment was terminated because the Participant could not perform the Participant's job functions, or that the Company has not made reasonable efforts to accommodate any disability which Participant may have had. If the Participant and the Company can not agree as to whether the Participant is disabled, they shall both appear before the Company's Board of Directors, or any committee that the Company's Board of Directors shall appoint, which shall make such determination which shall be final, binding, and conclusive on the Participant and the Company.

Section 11. Change of Control or Change in Capital Structure.

      (c) If a stock dividend, stock split or reverse stock split, or reclassification were to occur, then the aggregate number and/or class of shares subject to this Option and the exercise price prior to such occurrence shall be appropriately adjusted by the Committee in accordance with the terms of this Plan, and such adjustment shall be conclusive. Such adjustment shall have the result that if the Participant were to exercise a portion of the Option subsequent to such occurrence, then Participant shall have paid the same aggregate exercise price to exercise such portion of the Option and shall then hold the same class and aggregate number of shares as if the Participant had exercised such portion of the Option immediately prior to such occurrence.

      In the event of (A) a merger or consolidation in which the Company is not the surviving Company (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor Company, which assumption shall be binding on all Participants); (B) a dissolution or liquidation of the Company; (C) the sale of substantially all of the assets of the Company; or (D) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), then the Board of Directors shall at its complete discretion make arrangements which shall be binding upon the Participan as to any portion of the Option, for the substitution of new options for such portion, for the assumption of such portion by any successor to the Company, or for the acceleration of the expiration date of such portion to a date not earlier than thirty (30) daysafter notice to the Participant. Any such substitution or assumption of any portion of the Option need not comply with
Section 425(a) of the Code nor in the event of the acceleration of the expiration date of any portion of the Option need the exercisability of such portion be accelerated.

                                                                  Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statement of TMCI Electronics, Inc. on Form S-8 filed with the Securities and Exchange Commission on January 28, 1998 of our report dated March12, 1997, except as to
Note 10 for which the date is March 27, 1997, on our audits of the consolidated financial statements of TMCI Electronics, Inc. as of December 31, 1996, and for the two years then ended, which report was included in the Annual Report on Form 10-K.



                              MOORE STEPHENS, P. C.
                          Certified Public Accountants.
Cranford, New Jersey
January 28, 1998

                               January 23, 1998                    Exhibit 23(b)
                                                                       3776-07
TMCI Electronics, Inc.
1877 Dobbin Drive
San Jose, CA  95133

      Re:   Proposed Form S-8 Registration
            of Options and Shares of Common Stock
            for Stock Option Plan

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 to which this letter will be attached as an exhibit, to be filed by TMCI Electronics, Inc. a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 500,000 options to purchase shares of the Company's $0.001 par value per share Common Stock (the "Options") and 500,000 shares of the Company's $0.001 per share par value Common Stock (the "Shares") to be issued pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

      As counsel to the Company, we have examined such corporate records and other documents and have made such legal examinations and factual inquiries as we have considered necessary for the purpose of rendering this opinion. On the basis of such examinations and inquiries, we are of the opinion that upon their issuance pursuant to the Plan, the Options will be validly authorized, legally issued, fully paid and non assessable. Further, on the basis of such examination and inquiries, we are of the opinion that upon their issuance pursuant to the exercise of the Options or restricted stock awards made pursuant to the Plan that the Shares will be validly authorized, legally issued, fully paid and non assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

                         ROSENBLUM, PARISH & ISAACS, PC


                         By    Member of  the firm
                               ------------------------
                               Member of the Firm